Exhibit 99.1

NEWS RELEASE

Release No. 118-02-06

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (EST) TUESDAY, FEBRUARY 5, 2008

LP Reports Fourth Quarter and Year End 2007 Results

Nashville, TN. (February 5, 2008) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today a fourth quarter loss of $39 million, or $0.37 per diluted share, on sales from continuing operations of $377 million. In the fourth quarter of 2006, LP’s net loss was $25 million, or $0.24 per diluted share, on sales from continuing operations of $368 million. For the full year of 2007, LP reported net loss of $167 million, or $1.61 per diluted share, on sales from continuing operations of $1.7 billion compared to net income of $124 million, or $1.17 per diluted share, on sales from continuing operations of $2.2 billion for the full year of 2006.

For the fourth quarter of 2007, loss from continuing operations was $36 million, or $0.35 per diluted share. In the fourth quarter of 2006, LP’s loss from continuing operations was $20 million, or $0.19 per diluted share.  For the full year of 2007, loss from continuing operations was $142 million, or $1.37 per diluted share. For the full year of 2006, income from continuing operations was $134 million, or $1.27 per diluted share. Results for the full year of 2007 included charges primarily for impairments of long-lived assets and other net operating charges totaling $44 million ($27 million after tax, or $0.26 per diluted share). Results for the full year of 2006 included charges primarily for impairments of long-lived assets and other net operating charges totaling $3 million ($2 million after tax, or $0.02 per diluted share).

“2007 was a challenging year for LP and the housing industry.  Double digit declines in new home construction, acceleration of the mortgage crisis, and parity of the Canadian dollar to the US dollar all negatively affected our operating results,” said Rick Frost, LP Chief Executive Officer. “We responded to this difficult, worse- than- expected environment by managing our inventories to expected take-away levels, reducing costs through our Lean Six Sigma program, and aggressive sales and marketing efforts to win new customers.”

Frost continued, “2008 will be at least as tough a business environment, if not more so.  We will meet ‘08 with a continued focus on our strategy of creating a preference in the marketplace for LP’s family of products and doing business with LP.  We will manage our operations to match demand, and continue to drive cost reduction.  We have completed most of our capital expansions and reinvestment, so capital expenditure spending will be significantly reduced.”

At 11:00 a.m. ET (8:00 a.m. PT) today, LP will host a webcast on its fourth quarter 2007 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Net sales	$376.6	$368.2	$1,704.9	$2,187.4

Income (loss) before income taxes and equity in loss of unconsolidated affiliates	$(76.0)	$(47.7)	$(249.6)	$167.8

Income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net	$(29.7)	$(16.3)	$(115.2)	$135.9

Income (loss) from continuing operations	$(36.2)	$(19.5)	$(142.4)	$133.9

Net income (loss)	$(38.6)	$(24.6)	$(167.0)	$123.7

Net income (loss) per share - basic	$(0.37)	$(0.24)	$(1.61)	$1.18
- diluted	$(0.37)	$(0.24)	$(1.61)	$1.17

Average shares outstanding (in millions)
Basic	103.1	104.0	103.7	105.1
Diluted	103.1	104.0	103.7	105.5

Calculation of income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net:

Income (loss) from continuing operations	$(36.2)	$(19.5)	$(142.4)	$133.9

(Gain) loss on sale or impairment of long-lived assets	3.2	1.7	56.8	2.6
Other operating credits and charges, net	7.4	3.5	(12.5)	0.7
	10.6	5.2	44.3	3.3
Benefit for income taxes on above items	(4.1)	(2.0)	(17.1)	(1.3)
	6.5	3.2	27.2	2.0

	$(29.7)	$(16.3)	$(115.2)	$135.9

Per share - basic	$(0.29)	$(0.16)	$(1.11)	$1.29
Per share - diluted	$(0.29)	$(0.16)	$(1.11)	$1.29

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Net sales	$376.6	$368.2	$1,704.9	$2,187.4
Operating costs and expenses:
Cost of sales	391.7	361.2	1,667.6	1,778.6
Depreciation, amortization and cost of timber harvested	24.8	26.5	107.9	121.3
Selling and administrative	36.3	42.2	151.5	160.2
(Gain) loss on sale or impairment of long-lived assets	3.2	1.7	56.8	2.6
Other operating credits and charges, net	7.4	3.5	(12.5)	0.7
Total operating costs and expenses	463.4	435.1	1,971.3	2,063.4
Income (loss) from operations	(86.8)	(66.9)	(266.4)	124.0
Non-operating income (expense):
Foreign currency exchange gain (loss)	0.9	6.2	(29.6)	(2.5)
Interest expense, net of capitalized interest	(7.6)	(10.5)	(35.3)	(49.4)
Investment income	17.5	23.5	81.7	95.7
Total non-operating income (expense)	10.8	19.2	16.8	43.8
Income (loss) before taxes and equity in loss of unconsolidated affiliates	(76.0)	(47.7)	(249.6)	167.8
Provision (benefit) for income taxes	(45.6)	(30.1)	(125.3)	29.6
Equity in loss of unconsolidated affiliates	5.8	1.9	18.1	4.3
Income (loss) from continuing operations	(36.2)	(19.5)	(142.4)	133.9

Discontinued operations:
Loss from discontinued operations before income taxes	(3.9)	(8.4)	(40.1)	(16.7)
Income tax benefit	(1.5)	(3.3)	(15.5)	(6.5)
Loss from discontinued operations	(2.4)	(5.1)	(24.6)	(10.2)
Net income (loss)	$(38.6)	$(24.6)	$(167.0)	$123.7
Net income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$(0.35)	$(0.19)	$(1.37)	$1.27
Loss from discontinued operations	(0.02)	(0.05)	(0.24)	(0.09)
Net income (loss) per share - basic	$(0.37)	$(0.24)	$(1.61)	$1.18

Net income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$(0.35)	$(0.19)	$(1.37)	$1.27
Loss from discontinued operations	(0.02)	(0.05)	(0.24)	(0.10)
Net income (loss) per share - diluted	$(0.37)	$(0.24)	$(1.61)	$1.17

Average shares of stock outstanding - basic	103.1	104.0	103.7	105.1
Average shares of stock outstanding - diluted	103.1	104.0	103.7	105.5

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$352.1	$258.0
Short-term investments	180.1	797.0
Receivables, net	243.1	157.4
Inventories	212.1	221.6
Prepaid expenses and other current assets	7.6	9.3
Deferred income taxes	0.5	28.5
Current portion of notes receivable from asset sales	74.4	—
Current assets of discontinued operations	6.0	24.5
Total current assets	1,075.9	1,496.3
Timber and timberlands	64.1	98.7
Property, plant and equipment	2,257.7	1,986.1
Accumulated depreciation	(1,180.9)	(1,135.7)
Net property, plant and equipment	1,076.8	850.4
Goodwill	273.5	273.5
Notes receivable from asset sales	258.6	333.0
Long-term investments	203.1	40.4
Restricted cash	61.2	51.8
Investments in and advances to affiliates	198.2	212.9
Other assets	63.1	27.1
Long-term assets of discontinued operations	5.0	44.6
Total assets	$3,279.5	$3,428.7
LIABILITIES AND EQUITY
Current portion of long-term debt	$127.6	$0.4
Current portion of limited recourse notes payable	73.5	—
Short-term notes payable	45.2	3.0
Accounts payable and accrued liabilities	222.1	230.2
Current portion of deferred tax liabilities	4.4	14.6
Current portion of contingency reserves	15.8	9.0
Total current liabilities	488.6	257.2
Long-term debt, excluding current portion:
Limited recourse notes payable	253.3	326.8
Other long-term debt	232.5	317.8
Total long-term debt, excluding current portion	485.8	644.6
Contingency reserves, excluding current portion	15.8	25.6
Other long-term liabilities	79.6	70.0
Deferred income taxes	359.4	363.9
Commitments and contingencies
Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	439.0	435.8
Retained earnings	1,642.9	1,870.2
Treasury stock	(302.0)	(284.0)
Accumulated comprehensive loss	(46.5)	(71.5)
Total stockholders’ equity	1,850.3	2,067.4
Total liabilities and equity	$3,279.5	$3,428.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Year Ended December 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(167.0)	$123.7
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation, amortization and cost of timber harvested	109.8	128.0
Loss of unconsolidated affiliates	18.1	4.3
Other operating charges and credits, net	—	8.5
(Gain) loss on sale or impairment of long-lived assets	78.7	2.4
Stock based compensation expense related to stock plans	5.2	6.3
Excess tax benefits from stock based compensation	—	(3.5)
Exchange (gain) loss on remeasurement	40.6	2.5
Net accretion on available for sale securities	(9.3)	(15.5)
Cash settlement of contingencies	(14.0)	(13.5)
Other adjustments	9.7	2.8
Pension payments (in excess of expense)	6.2	(5.6)
Increase in receivables	(80.6)	(20.6)
Decrease (increase) in inventories	32.6	(10.3)
Increase in prepaid expenses	2.0	2.6
Increase (decrease) in accounts payable and accrued liabilities	(35.8)	8.9
Decrease in deferred income taxes	(5.9)	(29.1)
Net cash provided by (used in) operating activities	(9.7)	191.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant, and equipment additions	(335.5)	(236.5)
Proceeds from asset sales	19.5	4.1
Receipt from proceeds from notes receivable	—	70.8
Investments in and advances to joint ventures	(5.8)	(8.7)
Cash paid for purchase of investments	(2,010.0)	(4,989.7)
Proceeds from sales of investments	2,471.0	4,898.8
Decrease in restricted cash under letter of credit	2.7	16.7
Increase in restricted cash for security	(22.0)	(3.0)
Other investing activities, net	3.0	—
Net cash provided by (used in) investing activities	122.9	(247.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(0.3)	(186.4)
Net borrowings under revolving credit facilities	64.1	3.0
Sale of common stock under equity plans	2.7	5.6
Purchase of treasury stock	(23.6)	(41.1)
Payment of cash dividends	(62.5)	(63.2)
Excess tax benefits from stock-based compensation	0.1	3.5
Other financing activies, net	—	0.1
Net cash used in financing activities	(19.5)	(278.5)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	0.4	0.3

Net increase (decrease) in cash and cash equivalents	94.1	(333.8)
Cash and cash equivalents at beginning of period	258.0	591.8

Cash and cash equivalents at end of period	$352.1	$258.0

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Dollar amounts in millions	2007	2006	2007	2006

Net sales:
OSB	$188.8	$184.2	$829.0	$1,212.2
Siding	91.6	86.9	448.8	493.4
Engineered Wood Products	71.9	77.2	330.3	392.1
Other	26.6	21.4	106.5	91.2
Less: Intersegment sales	(2.3)	(1.5)	(9.7)	(1.5)
	$376.6	$368.2	$1,704.9	$2,187.4

Operating profit (loss):
OSB	$(54.1)	$(54.5)	$(194.9)	$109.6
Siding	(4.3)	6.6	33.6	67.2
Engineered Wood Products	(2.7)	4.6	11.0	33.2
Other	(1.7)	(0.6)	(6.1)	8.2
Other operating credits and charges, net	(7.4)	(3.5)	12.5	(0.7)
Gain (loss) on sales of and impairment of long-lived assets	(3.2)	(1.7)	(56.8)	(2.6)
General corporate and other expenses, net	(19.2)	(19.7)	(83.8)	(95.2)
Foreign currency losses	0.9	6.2	(29.6)	(2.5)
Investment income	17.5	23.5	81.7	95.7
Interest expense, net of capitalized interest	(7.6)	(10.5)	(35.3)	(49.4)
Income (loss) from operations before taxes	(81.8)	(49.6)	(267.7)	163.5
Provision (benefit) for income taxes	(45.6)	(30.1)	(125.3)	29.6
Income (loss) from continuing operations	$(36.2)	$(19.5)	$(142.4)	$133.9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.     As of January 1, 2007, LP adopted Financial Accounting Standards Board (FASB) Staff Position AUG AIR-1, “Accounting for Planned Major Maintenance Activities” and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” and accordingly adjusted the beginning balance of retained earnings for these standards.

3.     LP has announced its intent to divest its decking operations. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” LP is required to account for the businesses anticipated to be sold within one year as discontinued operations. Accordingly, commencing with the quarter ended June 30, 2007; LP has classified its decking operations as discontinued operations and has reclassified all periods presented in the same manner.

4. The major components of  “Other operating credits and charges, net” and “(Gain) loss on sale or impairment of long lived assets” in the Condensed Consolidated Statements of Income for the quarter and year ended December 31 are described below:

In the first quarter of 2007, LP recorded a charge of $5.0 million to reduce the carrying value of a sawmill mill located in Quebec to the estimated sales price less selling costs.

In the second quarter of 2007, LP recorded a gain of $17.7 million associated with proceeds received associated with a favorable verdict on a legal suit associated with our insurance on hardboard siding and a gain of $1.5 million associated with a settlement with the Canadian government on the reduction of certain of LP’s timber licenses in British Columbia.

In the third quarter of 2007, LP recorded a further gain of $0.6 associated with a favorable verdict on a legal suit associated with our insurance on hardboard siding, a charge of $1.5 million to reduce the carrying value of a laminated veneer lumber mill located in Hines, Oregon to the estimated sales prices less selling costs and a charge of $47.3 million to reduce the carrying value and associated timber assets of an Eastern Canadian OSB mill to its net realizable value.

In the fourth quarter of 2007, LP recorded a loss of $3.2 million to reduce the carrying value of a sawmill mill located in Quebec to the estimated sales price less selling costs and a loss of $7.8 million associated with a reserve associated with litigation.

In the third quarter of 2006, LP recorded a gain of $2.8 million associated with insurance recoveries related to the hurricanes which occurred in the third and fourth quarter of 2005.

In the fourth quarter of 2006, LP recorded a gain of $1.9 million associated with insurance recoveries related to the hurricanes which occurred in the third and fourth quarter of 2005. LP also recognized a charge of $2.1 million in connection with a change in the method of estimating future workers’ compensation liabilities by incorporating loss development and an increase in the estimate associated with incurred but not yet reported workers compensation claims. LP also recorded a net charge of $3.9 million associated with product related warranty reserves associated with LP class action suit due primarily to increases in administrative costs.

5. Income Taxes

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Income (loss) from continuing operations	$(81.8)	$(49.6)	$(267.7)	$163.5
Income (loss) from discontinued operations	(3.9)	(8.4)	(40.1)	(16.7)
	(85.7)	(58.0)	(307.8)	146.8
Total tax benefit	(47.1)	(33.4)	(140.8)	23.1
Net income (loss)	$(38.6)	$(24.6)	$(167.0)	$123.7

Accounting standards require that the tax provision for interim periods be determined by applying the estimated effective income tax rate (based upon estimated annual amounts of taxable income and expense) by income component for the year  to year-to-date income or loss at the end of each quarter. At year end, the income tax accrual is adjusted to the latest estimate and the difference for the previously accrued year-to-date balance is adjusted to the current quarter. For the year ended December 31, 2007, the primary difference between the U.S. statutory rate of 35% and the effective rate on continuing operations relates to the company’s foreign debt structure, state income taxes, a reduction in LP’s Canadian deferred tax liabilities due to an enacted decrease in the statutory income tax rate and the favorable resolution of an outstanding state tax contingency.   For the year ended December 31, 2006, the primary differences between the U.S. statutory rate of 35% and the effective rate on continuing operations relates to the company’s foreign debt structure, state income taxes, the impact of the translation of Canadian operations and a reduction in LP’s Canadian deferred tax liabilities due to an enacted decrease in the statutory income tax rate.

The components and associated effective income tax rates applied to each period are as follows:

	Quarter Ended December 31,
	2007		2006
	Tax Benefit	Tax Rate	Tax Benefit	Tax Rate
Continuing operations	$(45.6)	56%	$(30.1)	61%
Discontinued operations	(1.5)	38%	(3.3)	39%
	$(47.1)	55%	$(33.4)	58%

	Year Ended December 31,
	2007		2006
	Tax Benefit	Tax Rate	Tax Provision (Benefit)	Tax Rate
Continuing operations	$(125.3)	47%	$29.6	18%
Discontinued operations	(15.5)	39%	(6.5)	39%
	$(140.8)	46%	$23.1	16%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Oriented strand board, million square feet 3/8” basis (1)	1,160	1,222	5,352	5,769

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	35	41	182	241

Wood-based siding, million square feet 3/8” basis	129	194	794	953

Engineered I-Joist, million lineal feet (1)	26	25	130	149

Laminated veneer lumber (LVL), thousand cubic feet	1,600	1,505	8,319	9,466

(1) Includes volumes produced by joint venture operations and sold to LP.